Exhibit 99.1

CubeSmart Announces Pricing of Public Offering of $250 Million of 4.375% Senior Unsecured Notes Due 2023

WAYNE, PA — (Marketwire) — 12/10/13 — CubeSmart (NYSE: CUBE), a self-administered and self-managed real estate investment trust focused on self-storage facilities, announced today that its operating partnership, CubeSmart, L.P. (the “Operating Partnership”), has priced an underwritten public offering of $250 million of 4.375% senior unsecured notes due December 15, 2023.  The notes were priced at 98.995% of the principal amount to yield 4.501% to maturity. The notes are fully and unconditionally guaranteed by CubeSmart.  The offering is expected to close on December 17, 2013, subject to customary closing conditions.

The net proceeds from this offering are expected to be approximately $245.4 million after deducting the underwriting discount and estimated transaction expenses payable by us. The Operating Partnership intends to use the net proceeds to repay all of the outstanding indebtedness under the unsecured term loan portion of our credit facility maturing in 2014 and the balance of the net proceeds to repay a portion of the outstanding indebtedness incurred under the revolving portion of our credit facility in connection with the financing of our recent acquisition of 35 storage facilities located in Texas and one storage facility in North Carolina.

Wells Fargo Securities, LLC, Jefferies LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint book-running managers for the offering. Barclays Capital Inc., RBS Securities Inc., Regions Securities LLC, SunTrust Robinson Humphrey, Inc., and U.S. Bancorp Investments, Inc. acted as co-managers for the offering.

The offering is being made only by means of a prospectus supplement and accompanying prospectus which are part of an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2011. When available, copies of the prospectus supplement and accompanying prospectus may be obtained by contacting Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support or by calling toll-free 1-800-326-5897 or by emailing cmclientsupport@wellsfargo.com; Jefferies LLC, Attention: Debt Syndicate Prospectus Department, 520 Madison Avenue, 12th floor, New York, NY 10022, or by calling toll-free at 1-877-547-6340 or by emailing Prospectus_Department@Jefferies.com; or Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, New York, NY 10038, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com.  Alternatively, you may request these documents for free by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust.  The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2012 Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. For example, the fact that this offering has priced may imply that this offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•                                national and local economic, business, real estate and other market conditions;

•                                the competitive environment in which we operate, including our ability to maintain or raise occupancy and rental rates;

•                                the execution of our business plan;

•                                the availability of external sources of capital;

•                                financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•                                increases in interest rates and operating costs;

•                                counterparty non-performance related to the use of derivative financial instruments;

•                                our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•                                acquisition and development risks;

•                                increases in taxes, fees, and assessments from state and local jurisdictions;

•                                changes in real estate and zoning laws or regulations;

•                                risks of investing through joint ventures;

•                                risks related to natural disasters;

•                                potential environmental and other liabilities;

•                                other factors affecting the real estate industry generally or the self-storage industry in particular; and

•                                other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.